September 18, 2025

First Trust Exchange-Traded Fund VIII

120 East Liberty Drive

Wheaton, Illinois 60187

Re:	12b-1 Plan Extension Letter for First Trust Exchange-Traded Fund VIII (5/31FYE) (the “Trust”)

Ladies and Gentlemen:

It is hereby acknowledged that First Trust Portfolios L.P. serves as the distributor of the shares of each series of the above-referenced Trust. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), comprised of various exchange-traded funds (each, a “Fund,” and, collectively, the “Funds”) set forth on Exhibit A attached hereto, which may be amended from time to time.

It is further acknowledged that the Trust has adopted a Distribution and Service Plan (the “Plan”) pursuant to Rule l2b-1 under the 1940 Act with respect to the shares of beneficial interest (“Shares”) of the Funds. Pursuant to the Plan, each Fund may bear a fee not to exceed 0.25% per annum of such Fund’s average daily net assets.

The purpose of this letter agreement is to agree and acknowledge that the Funds shall not pay, and we shall not collect, any fees pursuant to the Plan any time before the date set forth on Exhibit A attached hereto for each Fund.

Very Truly Yours,

First Trust Portfolios L.P.

/s/ James M. Dykas

James M. Dykas, Chief Financial Officer,

Chief Operating Officer

Agreed and Acknowledged:

First Trust Exchange-Traded Fund VIII

/s/ Derek Maltbie

Derek Maltbie, Treasurer, Chief Financial Officer

and Chief Accounting Officer

Exhibit A

Funds	Dates
First Trust Exchange Traded Fund VIII (5/31 FYE)
FT Raymond James Multicap Growth Equity ETF (RJMG)	09/30/2026
FT Vest U.S. Equity Max Buffer ETF – March (MARM)	09/30/2026
FT Vest U.S. Equity Max Buffer ETF – June (JUNM)	09/30/2026
FT Vest U.S. Equity Equal Weight Buffer ETF – June (RSJN)	09/30/2026
FT Vest U.S. Equity Max Buffer ETF – July (JULM)	09/30/2026
FT Vest U.S. Equity Max Buffer ETF – August (AUGM)	09/30/2026
FT Vest U.S. Equity Max Buffer ETF – September (SEPM)	09/30/2026
FT Vest U.S. Equity Equal Weight Buffer ETF – September (RSSE)	09/30/2026
FT Vest U.S. Equity Equal Weight Buffer ETF – December (RSDE)	09/30/2026
FT Vest U.S. Equity Equal Weight Buffer ETF – March (RSMR)	09/30/2026
FT Vest Emerging Markets Buffer ETF – September (TSEP)	09/30/2026
FT Vest Emerging Markets Buffer ETF – December (TDEC)	09/30/2026
FT Vest Emerging Markets Buffer ETF – March (TMAR)	09/30/2026
FT Vest U.S. Equity Max Buffer ETF – October (OCTM)	10/08/2026
FT Vest U.S. Equity Max Buffer ETF – November (NOVM)	10/08/2026
FT Vest U.S. Equity Max Buffer ETF – December (DECM)	10/08/2026
FT Vest U.S. Equity Max Buffer ETF – January (JANM)	10/08/2026
FT Vest U.S. Equity Max Buffer ETF – February (FEBM)	10/08/2026
FT Vest U.S. Equity Max Buffer ETF – April (APXM)	10/08/2026
FT Vest U.S. Equity Max Buffer ETF – May (MAYM)	10/08/2026
FT Vest U.S. Equity Quarterly 2.5 to 15 Buffer ETF (DHDG)	10/16/2026
FT Vest U.S. Equity Uncapped Accelerator ETF – October (UXOC)	10/18/2026
FT Vest U.S. Equity Uncapped Accelerator ETF – January (UXJA)	10/18/2026
FT Vest U.S. Equity Uncapped Accelerator ETF – April (UXAP)	10/18/2026
FT Vest U.S. Equity Quarterly Dynamic Buffer ETF (FHDG)	11/08/2026
FT Vest U.S. Equity Quarterly Max Buffer ETF (SQMX)	12/16/2026
FT Vest Emerging Markets Buffer ETF - June (TJUN)	06/13/2027
FT Vest Laddered Max Buffer ETF (BUFH)	06/16/2027
FT Vest U.S. Equity Uncapped Accelerator ETF – July (UXJL)	07/11/2027
FT Vest U.S. Equity Dual Directional Buffer ETF – August (DLAG)	09/18/2027
FT Vest U.S. Equity Dual Directional Buffer ETF – November (DLNV)	09/18/2027
FT Vest U.S. Equity Dual Directional Buffer ETF – February (DLFE)	09/18/2027
FT Vest U.S. Equity Dual Directional Buffer ETF – May (DLMY)	09/18/2027